EXHIBIT 99.2

FOR IMMEDIATE RELEASE

ANALYST CONTACTS:                                     MEDIA CONTACTS:
David Lerch                                           Reid Walker
703-375-1245                                          703-375-1103
lerchd@psi.com                                        rwalker@psi.com
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             PSINET ANNOUNCES INCREASE OF OVER-ALLOTMENT OPTION FOR
                         $700 MILLION RULE 144A OFFERING

HERNDON, VA -- JANUARY 27, 2000 -- PSINET INC. (NASDAQ: PSIX) announced earlier today that it had sold 14 million shares of its 7% Series D cumulative convertible preferred stock in accordance with Securities and Exchange Commission Rule 144A. The over-allotment option relating to the offering has been increased to 2.5 million shares. The net proceeds of the offering are expected to be used for general corporate purposes including acquisitions and strategic alliances. Neither the preferred stock nor the common stock issuable upon conversion of the preferred stock has been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from the registration requirements.

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